EXHIBIT 10.4

Amendment to the 1996 Stock Option Plan for Outside Directors

The following paragraphs and sections of the 1996 Stock Option Plan for Outside Directors have been amended, effective February 9, 2007, to read as follows:

(a)	The name of the Plan shall be Hibbett Sports, Inc. (1996) Stock Plan for Outside Directors.

(b)	Hibbett Sports, Inc. shall replace Hibbett Sporting Goods, Inc. each place where it appears in the plan.